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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[ ]    Preliminary Information Statement

[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14c-5(d)(2)
[X]    Definitive Additional Materials

[ ]    Definitive Information Statement

                        STRATEGIC CAPITAL RESOURCES, INC.
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(Name of Registrant as Specified In Its Chapter)

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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      [X]  Fee paid previously with preliminary materials.

      [ ]  Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting
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           statement number, or the Form or Schedule and the date of its filing.

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     STRATEGIC CAPITAL RESOURCES, INC. GOING PRIVATE TRANSACTION IS EFFECTED


         Boca Raton, Florida - February 4, 2004 - Strategic Capital Resources, Inc. ("Company" or "Strategic") (OTC: SCPI) announced today that the going-private transaction merger became effective pursuant to the Articles of Merger and Agreement and Plan of Merger filed with the Florida Secretary of State.

         All shares of the Company's common stock not owned by the Company's principal, majority shareholders and certain members of management and related persons and entities which comprised the buyer group, will be exchanged for $25.00 cash for each share of common stock. The aggregate value of this transaction is approximately $609,650.

         Following the effectiveness of the merger, Strategic filed today a certificate and notice of termination of registration of its common stock under the Securities Exchange Act of 1934.